QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2001 relating to the consolidated financial statements which appear in Gateway, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP San Diego, California March 23, 2001

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS